CONSENT OF ERNST & YOUNG LLP,
                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information of the WHG LargeCap Value Fund and WHG Income Opportunity Fund and to the incorporation by reference in this Registration Statement (Form N-1A)(Post-Effective Amendment No. 100 to File No. 033-42484; Amendment No. 102 to File No. 811-06400) of The Advisors' Inner Circle Fund of our report dated December 17, 2007, included in the 2007 Annual Report to shareholders.

                                               ERNST & YOUNG LLP

Philadelphia, Pennsylvania
December 21, 2007